                                                             Exhibit 10.06.04.01

                           ASSET PURCHASE AGREEMENT
                           ------------------------
                           (WHK-AM, CLEVELAND, OHIO)

          This AGREEMENT (the "Agreement") is dated as of April 23, 1996 by and between OMNIAMERICA GROUP ("Omni Group") and WHK LICENSE PARTNERSHIP ("WHK LP") (Omni Group and WHK LP shall collectively be referred to herein as "Seller") and INSPIRATION MEDIA OF OHIO, INC. ("Buyer").

                                   RECITALS:
                                   ---------

          1. Seller owns and operates radio station WHK(AM) licensed to Cleveland, Ohio (the "Station"), and holds the licenses and authorizations issued by the FCC for the operation of the Station.

          2. Buyer desires to acquire substantially all the assets of the Station, and Seller is willing to convey such assets to Buyer.

          3. The acquisition of the Station is subject to prior approval of the FCC.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  TERMINOLOGY
                                  -----------

          1.1   ACT.  The Communications Act of 1934, as amended.
                ----

          1.2   ADJUSTMENT AMOUNT.  As provided in Section 2.7(b), the amount by
                ------------------                 --------------
which Buyer's account is to be credited or charged, as reflected on the Adjustment List.

          1.3   ADJUSTMENT LIST.  As provided in Section 2.7 (b), an itemized
                ----------------                 ---------------
list of all sums to be credited or charged against the account of Buyer, with a brief explanation in reasonable detail of the credits or charges.

          1.4   ASSUMED OBLIGATIONS.  Such term shall have the meaning defined
                --------------------
in Section 2.3.
   -----------

          1.5   BUSINESS DAY.  Any calendar day, excluding Saturdays and
                -------------
Sundays, on which federally chartered banks in the city of Cleveland, Ohio, are regularly open for business.


          1.6   BUYER'S THRESHOLD LIMITATION.  As provided in Section 9.3 (b),
                -----------------------------                 ---------------
the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Seller shall be obligated to indemnify

Buyer. The Buyer's Threshold Limitation shall be (a) Twenty Five Thousand Dollars ($25,000) for all claims, liabilities, damages, losses, costs and expenses; and (b) Ten Thousand Dollars ($10,000) for any individual claim, liability, damage, loss, cost or expense.

          1.7   CLOSING.  The closing with respect to the transactions
                --------
contemplated by this Agreement.

          1.8   CLOSING DATE. The date determined as the Closing Date as
                -------------
provided in Section 8.1.
            -----------

          1.9   DOCUMENTS.  This Agreement and all Exhibits and Schedules
                ----------
hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

          1.10   EARNEST MONEY. The amount of Three Hundred Twenty Five Thousand
                 --------------
Dollars ($325,000).

          1.11   ENVIRONMENTAL ASSESSMENT. Such term shall have the meaning
                 -------------------------
defined in Section 5.10.
           ------------

          1.12   ENVIRONMENTAL LAWS.  The Comprehensive Environmental Response
                 -------------------
Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

          1.13   ESCROW AGENT.  Gary Stevens & Co., Incorporated.
                 -------------

          1.14   ESCROW  AGREEMENT.  The Escrow Agreement in the form attached
                 ------------------
as Exhibit A which Seller, Buyer and the Escrow Agent have entered into
   ---------
concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

          1.15   EXCLUDED ASSETS.  Such term shall have the meaning defined in
                 ----------------
Section 2.2.
------------

          1.16   FCC.  Federal Communications Commission.
                 ----

          1.17   FCC LICENSES.  The licenses, permits and authorizations of the
                 -------------
FCC for the operation of the Station as listed on Schedule 3.8.
                                                  -------------

          1.18   FCC ORDER.   An order or decisions of the FCC granting its
                 ----------
consent to the assignment of the FCC Licenses to Buyer.

          1.19   FINAL ACTION.  An action of the FCC that has not been reversed,
                 -------------
stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua
                                                                            ---
sponte action of the FCC with comparable effect is pending and as to which the
------
time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.
                       ----------

          1.20   KNOWLEDGE.  As used herein, "knowledge" shall refer to the
                 ----------
actual knowledge of Carl E. Hirsch, Anthony S. Ocepek, or H. Dean Thacker.

          1.21   HAZARDOUS MATERIALS.  Toxic materials, hazardous wastes,
                 --------------------
hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, PCB's, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or maybe used in any applicable environmental laws to define prohibited or regulated substances).

          1.22   INDEMNIFIED PARTY.  Any party described in Section 9.3(a) or
                 ------------------                         --------------
9.4(a) against which any claim or liability may be asserted by a third party
------
which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

          1.23   INDEMNIFYING PARTY.  The party to the Agreement (not the
                 -------------------
Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

          1.24   LIEN.  Any mortgage, deed of trust, pledge, hypothecation,
                 -----
security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

          1.25   MATERIAL ADVERSE CONDITION.  A condition which would materially
                 ---------------------------
restrict, limit, increase the cost or burden of or otherwise adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Station or the proceeds therefrom; provided, however, that any condition which requires that the Station be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Station shall not be deemed a Material Adverse Condition.

          1.26   OSHA LAWS.  The Occupational Safety and Health Act of 1970, as
                 ----------
amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

          1.27   PERMITTED LIEN.  Any statutory lien which secures a payment not
                 ---------------
yet due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way, encroachment or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it has been and is now conducted.

          1.28   PURCHASE PRICE.  The consideration to be paid by Buyer to
                 ---------------
Seller for purchase of the Sale Assets in an amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000).

          1.29   REAL PROPERTY.  Such term shall have the meaning defined in
                 --------------
Section 3.7.
-----------

          1.30   RULES AND REGULATIONS.  The rules of the FCC as set forth in
                 ----------------------
Volume 47 of the Code of Federal Regulations, as well as such other written policies of the Commission, whether contained in the Code of Federal Regulations, or not, that apply to the Station.

          1.31   SALE ASSETS.  All of the tangible and intangible assets to be
                 ------------
transferred by Seller to Buyer as set forth in Section 2.1.
                                               -----------

          1.32   STATION AGREEMENTS.  The agreements,  commitments, contracts,
                 -------------------
leases and other items described in Section 2.1(d) which relate to operation of
                                    --------------
the Station.

          1.33   SELLER'S THRESHOLD LIMITATION.  As provided in Section 9.4(b),
                 ------------------------------                 --------------
the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before Buyer shall be obligated to indemnify Seller. The Seller's Threshold Limitation shall be (a) Twenty Five Thousand Dollars ($25,000) for all claims, liabilities, damages, losses, costs and expenses; and (b) Ten Thousand Dollars ($10,000) for any individual claim, liability, damage, loss, cost or expense.

          1.34   SURVIVAL PERIOD.  The term following the Closing Date during
                 ----------------
which all representations, warranties, covenants and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

          1.35   TANGIBLE PERSONAL PROPERTY. The personal property described in
                 ---------------------------
Section 2.1(a).
--------------

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE
                               -----------------

     2.1   SALE ASSETS. On the Closing Date, Seller will sell, transfer, assign
           ------------
and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens and other Liens expressly accepted by Buyer, all of Seller's right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used in the operation of the Station as it is now operated, including the following:

          (a)  TANGIBLE PERSONAL PROPERTY. All equipment, parts, supplies,
               --------------------------
furniture, fixtures and other tangible personal property now or hereafter owned by Seller and used in the operation of the Station as it is now operated, including but not limited to the items listed on Schedule 3.6, together with
                                                 ------------
such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (b)  REAL PROPERTY.  Seller's interests in the Real Property and any
               --------------
other real estate or interests therein acquired by Seller solely in connection with the Station between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (c)  LICENSES AND PERMITS.  The FCC Licenses and all other assignable
               ---------------------
or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Station.

          (d)  STATION AGREEMENTS.  All agreements which Seller is a party to or
               ------------------
bound by which are listed on Schedule 3.9 as agreements which Buyer is electing
                             ------------
to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Seller's operation of the Station and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

          (e)  RECORDS.  True and complete copies of all of the books, records,
               --------
accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Station (other than corporate records).

          (f)  MISCELLANEOUS ASSETS.  Any other tangible or intangible assets,
               ---------------------
properties or rights of any kind or nature not otherwise described above in this
Section 2.1 and now or hereafter owned or used by Seller in the operation of the
-----------
Station, including but not limited to all goodwill of the Station.

     2.2  EXCLUDED ASSETS.  Notwithstanding any provision of this Agreement to
          ----------------
the contrary, Seller shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"):

          (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent Seller receives a credit therefor under Section 2.7, in which event the deposit shall be included as part of the
      -----------
Sale Assets), all inter-company receivables from any affiliate of Seller and all other accounts receivable, bank deposits and securities held by Seller in respect of the Station at the Closing Date.

          (b) Any and all claims of Seller with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

          (c) All prepaid expenses (except to the extent Seller receives a credit therefor under Section 2.7, in which event the prepaid expense shall be
                      -----------
included as part of the Sale Assets).

          (d)  All contracts of insurance and claims against insurers.

          (e) All employee benefit plans and the assets thereof and all employment contracts.

          (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

          (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

          (h) Seller's corporate records except to the extent such records pertain to or are used in the operation of the Station, in which case Seller shall deliver accurate copies thereof to Buyer.

          (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1(d), above.
                             --------------

          (j) Any assets used in the operation of WMMS-FM (Cleveland, Ohio) and WMJI-FM (Cleveland, Ohio) and any assets used in the operation of the corporate offices of Seller.

     2.3  ASSUMPTION OF LIABILITIES.
          --------------------------

          (a) At the Closing, Buyer shall assume and agree to perform the following liabilities and obligations of Seller (the "Assumed Obligations"):

               (i) Current liabilities of Seller for which Buyer receives a credit pursuant to Section 2.7, but not in excess of the amount of such credit.
                   -----------

               (ii) Liabilities and obligations arising under the Station Agreements, if any, assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

               (iii) Liabilities and obligations as the landlord under the tower space lease for the WMMS-FM antenna substantially in the form of Exhibit "B".

          (b) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

     2.4  EARNEST MONEY.
          --------------

          (a) Concurrently with the execution of this Agreement, Buyer has deposited with Escrow Agent under the Escrow Agreement, in immediately available funds, the Earnest Money. The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

          (b) If Closing does not occur, the Earnest Money shall be delivered to Seller or returned to Buyer in accordance with Section 10.2, and if Closing
                                                  ------------
does occur, the Earnest Money shall be applied to payment of the Purchase Price at Closing as provided in Section 2.5.
                          -----------

     2.5   PAYMENT OF PURCHASE PRICE.
           --------------------------

           (a)  The Purchase Price shall be paid by Buyer as follows:

               (i) At the Closing, the Earnest Money shall, subject to execution and delivery by Seller of the closing documents described in Section
                                                                       -------
8.2,
---
become the property of Seller and shall, pursuant to the Escrow Agreement, be disbursed to Seller by cashier's check or wire transfer of immediately available funds.

               (ii) The Purchase Price, less the amount of the Earnest Money disbursed to Seller, shall be paid to Seller, at the option of Seller, either:

                       (A) At Closing by wire transfer of immediately available funds; or

                       (B) At Closing by delivery of Buyer's promissory note payable to Seller with a payment date of January 15, 1997, and a letter of credit securing payment of the promissory note, in each case in form and substance reasonably satisfactory to the parties, in which case Seller shall reimburse Buyer for all costs associated with procuring the letter of credit.

          (b) Buyer shall pay to Seller, or Seller shall pay to Buyer, the Adjustment Amount in accordance with Section 2.7.
                                     -----------

     2.6  ALLOCATION OF THE PURCHASE PRICE. Prior to Closing, Buyer and Seller
          ---------------------------------
shall agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation (S) 1.1060-1T.

     2.7  ADJUSTMENT OF PURCHASE PRICE.
          -----------------------------

          (a) All operating income and operating expenses of the Station shall be adjusted and allocated between Seller and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Station on or before the Closing Date shall be for the account of Seller, and all income and expenses attributable to the operation of the Station after the closing Date shall be for the account of Buyer.

          (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.7 shall be made
                                                      -----------
in accordance with generally accepted accounting principles.

          (c) For purposes of making the adjustments pursuant to this Section, Buyer shall prepare and deliver the Adjustment List to Seller within thirty (30) days following the Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. The Adjustment List shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Buyer, unless disputed, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. In the event Seller disagrees with the Adjustment Amount determined by Buyer or with any other matter arising out of this subsection, and

Buyer and Seller cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such party does not prevail on the disputed matters decided by the accountants.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

          3.1  ORGANIZATION AND GOOD STANDING.  Omni Group is a general
               -------------------------------
partnership duly organized and validly existing under the laws of Massachusetts. WHK LP is a general partnership duly organized and validly existing under the laws of Ohio. Seller has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

          3.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.  The execution and
               ----------------------------------------------
delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          3.3  ABSENCE OF CONFLICTS.  Assuming all the consents described in
               ---------------------
Section 3.4 are obtained, the execution and delivery of, and the performance of
-----------
its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby:

          (a) do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any Lien other than a Permitted Lien on any of the Sale Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Seller;

          (b) do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration, where such conflict, breach, termination, default or right would have a material adverse effect on the Sale Assets or the operation of the Station, under charter documents of Seller or pursuant to any lease, agreement, commitment or other instrument which Seller is a party to, or bound by, or by which any of the Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Sale Assets.

          3.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES.  Except as
               ----------------------------------------------------
set forth on Schedule 3.4, Schedule 3.8 and Schedule 3.9, and to Seller's actual
             ------------  ------------     ------------
knowledge, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature which Seller is a party to or bound or by which the Sale Assets are bound by or subject to, the failure of which to obtain would have a material adverse effect on the Sale Assets or the operation of the Station.

          3.5  SALE ASSETS.  The Sale Assets include all of the assets,
               ------------
properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are used to a material extent in the conduct of the business of owning and operating the Station in the manner in which that business is now conducted, with the exception of the Excluded Assets.

          3.6  TANGIBLE PERSONAL PROPERTY.  Except for supplies and other
               ---------------------------
incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on Schedule 3.6 is a complete and correct
                                        ------------
list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the Station in the manner in which it is now operated. Except as set forth on Schedule 3.6:
                                                     ------------

                (a) Seller has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

                (b)  The Tangible Personal Property is in working order.

          3.7  REAL PROPERTY.
               --------------

               (a)  The real property described on Schedule 3.7 constitutes a
                                                   ------------
complete and correct summary description in all material respects of all of the interests in real estate (other than any real property leased by Seller pursuant to a lease described in Schedule 3.9) used to any extent in the operation of the
                        ------------
Station in the manner in which it is now operated. Said real property, together with all improvements affixed thereto, is herein defined as the "Real Property."

          (b) Seller does not owe any money to any architect, contractor, subcontractor or material man for labor or materials performed, rendered or supplied to or in connection with the Real Property within the past four (4) months which shall not be paid in full on or before Closing. Except as set forth on Schedule 3.7, there is no work being done at or materials being
         ------------
supplied to the Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion thereof of no more than Ten Thousand Dollars ($10,000).

          (c) To Seller's actual knowledge the present use of the Real Property is in compliance with all applicable zoning codes in effect as of the date hereof, and Seller has not received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. To Seller's actual knowledge the Real Property is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except as set forth on Section 3.7, Seller has not made any other agreement for
                       -----------
the sale or lease of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property, and except as set forth on Schedule 3.7, Seller has not subjected the
                                     ------------
Real Property to any Liens (other than Permitted Liens), easements, rights, duties, obligations, convenants, conditions, restrictions, limitations or agreements not of record.

          (d) To Seller's actual knowledge no portion of the Real Property or improvements thereon is the subject of any condemnation or eminent domain proceeding presently instituted or, to Seller's actual knowledge, pending, and Seller has not received notice from any condemning authority that such proceedings are threatened.

          3.8  FCC LICENSES.  Seller is the holder of the FCC Licenses listed on
               -------------
Schedule 3.8, and except as set forth on such Schedule, the FCC Licenses (i) are
------------
valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Station as now operated, and (ii) constitute all the licenses and authorizations issued by the FCC to Seller for or in connection with the current operation of the Station. Seller has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station. Except as disclosed on Schedule
                                                                        --------
3.8, the Station is being operated at full authorized power, in accordance with
---
the terms and conditions of the FCC Licenses applicable to it and in accordance with the Rules and Regulations. Except as set forth on Schedule 3.8, no
                                                        ------------
proceedings are pending or, to the knowledge of the Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general. Seller has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Station, and all such reports, applications and documents are complete and correct in all material respects. Seller has no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against Seller which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment. There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Station or its operation. Complete and accurate copies of all FCC Licenses are attached as a part of Schedule 3.8. The "Public Inspection
                                           ------------
File" of the Station is in substantial and material compliance with Section
73.3526 of the Rules and Regulations.

     3.9  STATION AGREEMENTS.
          -------------------

          (a)  Schedule 3.9 sets forth an accurate and complete list of all
               ------------
material agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto which the Station or its assets or properties are bound by, except (A) employee benefit plans and employment contracts, (B) contracts for the sale of time on the Station, and (C) contracts which are cancelable by Seller or its assignee without breach or penalty on not more than sixty (60) days' notice. Complete and correct copies of all such agreements, contracts, arrangements or commitments that are in writing, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

          (b) Except as set forth in the Schedules, and with respect to all material Station Agreements being assumed by Buyer, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach of or in material default under any material Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Station; and (iv) Seller holds the right to enforce and receive the benefits under all of the material Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

          (c)  Schedule 3.9 indicates, for each Station Agreement listed thereon
               ------------
which is being assumed by Buyer, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

          3.10  LITIGATION.  Except as disclosed on Schedule 3.10, there are no
                -----------                         -------------
claims, investigations or administrative, arbitration or other proceedings (collectively referred to herein as "Litigation") pending or, to the actual knowledge of Seller, threatened against

Seller which would, individually or in the aggregate if adversely determined, have an adverse effect on the Sale Assets or the operation of the Station, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have an adverse effect on the Sale Assets or operation of the Station. There are no existing or, to the actual knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency affecting Seller, the Station or any of the Sale Assets. Notwithstanding the disclosure of Litigation of Seller to Buyer pursuant to this Section, Buyer shall not assume any liability, damages, cost or expense of Seller relating to or arising out of any Litigation.

  3.11  LABOR MATTERS.
        --------------

          (a) Seller is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of Seller.

          (b)  Except as disclosed on Schedule 3.11:
                                      -------------

               (i) There is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Seller, threatened against the Station;

               (ii) There are neither pending nor, to the actual knowledge of Seller threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings between Seller and any employees of the Station or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Station which have had or are reasonably likely to have a material adverse effect on the operation of the Station;

               (iii) With respect to the Station, (A) Seller is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions; (B) Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (C) Seller is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing;

               (iv) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Seller.

          3.12  EMPLOYEE BENEFIT PLANS.  Buyer's consummation of the
                -----------------------
transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of Seller in connection with their employment by Seller. For purposes of the Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

          3.13  COMPLIANCE WITH LAW.  The operation of the Station complies in
                --------------------
all material respects with the applicable rules and regulations of the FCC.

          3.14  ENVIRONMENTAL MATTERS; OSHA.
                ----------------------------

                (a) Seller has obtained all environmental, health and safety permits, the failure of which to obtain would have a material adverse effect on either the operation of the Station or the ownership of the Real Property and all such permits are in full force and effect and Seller is in material compliance with all terms and conditions of such permits.

                (b) To Seller's actual knowledge on the date hereof, there is no proceeding pending or threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Station or the ownership of the Real Property.

                (c) Except as set forth on the Phase I Environmental Site Assessment dated April 21, 1994 attached hereto as Schedule 3.14 ("the 1994
                                                   -------------
Assessment"), with respect to the Station and the ownership of the Real Property, Seller is in compliance in all material respects with the provisions of Environmental Laws.

                (d) During Seller's occupancy of the Real Property, Seller has not, and to Seller's actual knowledge on the date hereof, no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in the buildings or improvements on the Real Property). Seller has not caused the migration of any materials from the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. To Seller's actual knowledge on the date hereof, except as disclosed on the 1994 Assessment, there are no underground storage tanks and no polychlorinated biphenyls ("PCB") or friable asbestos on such property.

          (e) To Seller's actual knowledge Seller is not subject to any judgment, decree, order or citation with respect to the Station or the Real Property related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

          (f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

          (g) Except as otherwise disclosed on the 1994 Assessment no portion of the Real Property has ever been used by Seller, nor, to the actual knowledge of Seller as of the date hereof, any previous occupant of the Real Property, in material violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may adversely affect the value of the Real Property.

          (h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Seller on the Real Property in material violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements on the Real Property.

          (i) With respect to the Station or the Real Property, Seller has disposed of all waste in material compliance with all Environmental Laws and, to the actual knowledge of Seller on the date hereof, there is no existing condition that may form the basis of any present or future material claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of waste at such site by a prior owner of the Real Property.

          (j)  Seller is in material compliance with all OSHA Laws.

   3.15   FILING OF TAX RETURNS.  To the extent the failure to file or pay
          ----------------------
would result in a Lien on the Sale Assets, Seller has filed all Federal, State and local tax returns which are required to be filed and has paid all taxes and all assessments to the extent that such taxes and assessments have become due.

   3.16   ABSENCE OF INSOLVENCY.  Except as set forth on Schedule 3.16, no
          ----------------------                         -------------
insolvency proceedings of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Sale Assets, are pending or, to the best knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

          3.17  BROKER'S OR FINDER'S FEES.  Except as set forth in Schedule
                --------------------------                         --------
3.17, no agent, broker, investment banker or other person or firm acting on
----
behalf of or under the authority of Seller or any affiliate of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

          3.18  INSURANCE.  There is now in full force and effect with reputable
                ----------
insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in commercially reasonable amounts.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Seller as follows:

          4.1  ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly
               -------------------------------
organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

          4.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.  Buyer's execution
               ----------------------------------------------
and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

          4.3  ABSENCE OF CONFLICTS.  Buyer's execution and delivery of, and the
               ---------------------
performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby:

          (a) Do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer in any manner which would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer;

                 (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the articles of incorporation or bylaws of Buyer or any lease, agreement, commitment, or other instrument which Buyer is a party to, bound by, or by which any of its assets or properties may be bound.

          4.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES.  Except for
               ----------------------------------------------------
the required consent of the FCC, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature which Buyer is a party to or bound by, the failure of which to obtain would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer.

          4.5  QUALIFICATION.
               --------------

                 (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications.

                 (b) Without limiting the foregoing Subsection (a), Buyer shall
                                                    --------------
make the affirmative certifications provided in Section III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 5.2.
                                                                -----------

          4.6  BROKER'S OR FINDER'S FEES.  Except as set forth in Schedule 3.17,
               --------------------------                         -------------
no agent, broker, investment banker, or other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

          4.7 LITIGATION. There are no legal, administrative, arbitration or
              -----------
other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement.

                                   ARTICLE V

                     TRANSACTIONS PRIOR TO THE CLOSING DATE
                     --------------------------------------

   5.1  CONDUCT OF THE STATION'S BUSINESS PRIOR TO THE CLOSING DATE.
        ------------------------------------------------------------

Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Seller shall:

          (a) Use reasonable efforts to operate the Station in substantially the same manner in which it is currently being operated:

          (b) Use reasonable commercial efforts to maintain insurance upon all of the tangible Sale Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Sale Assets and with respect to the operation of the Station, with insurers of substantially the same or better financial condition;

          (c) Operate the Station and otherwise conduct its business in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and use reasonable efforts to conduct its business in accordance with all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Station, except where the failure to so operate the Station would not have a material adverse effect on the Sale Assets or the operation of the Station or on the ability of Seller to consummate the transactions contemplated hereby;

          (d) Maintain the books and records of the Station in Seller's customary manner on a basis consistent with prior years;

          (e) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation of the Station;

          (f) Promptly notify Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation of the Station, and any event or condition which, with notice or lapse of time or both, would constitute a material default under such Station Agreements;

          (g) Not mortgage, pledge or subject to any Lien (except in the ordinary course of business) any of the Sale Assets;

          (h) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets, except for dispositions in the ordinary course of business;

          (i) Not acquire or lease any goods or services or enter into, amend or terminate any license, lease of real or personal property or any other Station Agreement, other than in the ordinary course of business;

          (j) Not introduce any material change with respect to the operation of the Station including, without limitation, any material changes in the broadcast hours of the Station or any other material change in the Station's programming policies, except such changes as in the sole discretion of Seller, exercised in good faith after consultation with Buyer, are required by the public interest;

          (k) Notify Buyer of any material litigation pending or threatened against Station or Seller or any material damage to or destruction of any assets included or to be included in the Sale Assets;

    5.2  GOVERNMENTAL CONSENTS.  Seller and Buyer shall file with the FCC,
         ----------------------
within five (5) business days after the execution of this Agreement, such applications and other documents in the name of Seller or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable. Buyer shall not knowingly take, and Seller covenants that Seller shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Station), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it.

    5.3  OTHER CONSENTS.  Seller shall use commercially reasonable efforts to
         ---------------
obtain the consent or waivers to the transactions contemplated by this Agreement required under any assumed Station Agreements; provided that Seller shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

    5.4  TAX RETURNS AND PAYMENTS.  To the extent the failure to file any
         -------------------------
return, estimate, or report or pay any taxes would result in a Lien on the Sale
Assets:

          (a) All tax returns, estimates, and reports required to be filed by Seller prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed with the appropriate governmental agencies unless valid extensions therefor shall have been obtained.

          (b) All taxes pertaining to ownership of the Sale Assets or operation of the Station prior to the Closing Date will be timely paid; provided that Seller shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Seller shall have set aside adequate reserves with respect to any such tax.

   5.5  ACCESS PRIOR TO THE CLOSING DATE.  Prior to the Closing, Buyer and its
        ---------------------------------
representatives may make such reasonable investigation of the assets and business of the Station as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Station, provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, (ii) each person (other than an officer of Buyer) shall, if requested by Seller, be accompanied by an officer or their representative of Buyer approved by Seller, which approval shall not be unreasonably withheld, (iii) the investigations at the offices of Seller shall be reasonable in number and frequency, and (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Station or Seller. Seller shall furnish to Buyer during such period all documents and copies of documents and information concerning the business and affairs of the Station as Buyer may reasonably request.

   5.6  CONFIDENTIALITY; PRESS RELEASE.  All information, data and materials
        -------------------------------
furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

          (i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

          (ii) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

          5.7  REASONABLE BEST EFFORTS.  Subject to the terms and conditions of
               ------------------------
this Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

          5.8  FCC REPORTS.  Seller shall continue to file, on a current basis
               ------------
until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Station. Seller shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

          5.9  CONVEYANCE FREE AND CLEAR OF LIENS.  At or prior to the Closing,
               -----------------------------------
Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Seller shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens except Permitted Liens.

          5.10  ENVIRONMENTAL ASSESSMENT.  Not later than forty-five (45) days
                -------------------------
after execution of this Agreement, Buyer shall obtain a Phase I environmental assessment of the Real Property by an environmental engineer selected by Buyer (the "Environmental Assessment"). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller within ten (10) days of its receipt by Buyer. The Environmental Assessment shall be subject to the confidentiality provisions of Section 5.6. If, after appropriate inquiry
                                  -----------
into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes, as set forth in the Environmental Assessment, that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller's representations and warranties contained in Section 3.14 of this
                                                     ------------
Agreement or cause the condition contained in Section 6.9  to not be satisfied,
                                              ------------
then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum amount of Fifty Thousand Dollars ($50,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller's representations and warranties contained in Section 3.14 prior to the
                                                     ------------
Closing Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller's representations and warranties contained in Section 3.14 will be true as of the
                                            ------------
Closing Date and the condition contained in Section 6.9 will be satisfied as of
                                            -----------
the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Fifty Thousand Dollars ($50,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Station under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters.

                                   ARTICLE VI
                                   ----------

                          CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

     Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

     6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES; CLOSING CERTIFICATE.
           ----------------------------------------------------------------

           (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Station or the Sale Assets taken as a whole, and except as follows:

                   (i) as to Section 3.14(d), (f), (g), (h) or (i) the accuracy
                             --------------------------------------
or inaccuracy of this representation as of the date of this Agreement or as of the Closing Date shall not be a condition to Closing if (A) the item is removed on or before Closing, all costs associated with such removal, clean up or other action have been paid in full by Seller and all required certificates of removal or completion or other certificates demonstrating that all required action under
Section 5.10 has been completed have been received from applicable regulatory
------------
authorities, or (B) the removal, clean up or other action cannot be completed and/or governmental or regulatory certificates cannot be obtained prior to Closing (which Closing may be delayed by Seller or Buyer by not more than thirty
(30) days if either party reasonably determines that any necessary action can be completed during such delay period), a portion of the Purchase Price equal to the estimated costs of completion and/or certification (to be determined by an independent consulting engineer but in no event exceeding Fifty Thousand Dollars ($50,000) without the prior consent of Seller) is escrowed under an agreement negotiated in good faith by the parties and the amount so escrowed is used to pay all costs of completion; provided, however, that in no event shall Buyer be required to consummate the Agreement if (A) the removal, clean up or other action would likely result in a disruption of Buyer's ability to broadcast at substantially full power from its transmitter site for material periods of time or (B) the estimated cost of completion and/or certification exceeds the amount escrowed pursuant to this Section.

               (ii)  as to Section 3.14(j), the accuracy or inaccuracy of this
                           ---------------
representation shall not be a condition to Closing if the noncompliance is cured on or before Closing or if the Seller remains liable for the noncompliance after the Closing; and

               (iii)  as to Sections 3.6 and 3.7, the accuracy or inaccuracy
                            --------------------
of the representations(s) shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than One Hundred Thousand Dollars ($100,000) in the aggregate and the Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Seller make other arrangements which are reasonable under the circumstances. In addition, Seller may elect to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

          (b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Station, the Sale Assets or Seller's ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date, and
                       -----------
further except that as to Section 6.2, non-satisfaction of the condition(s)
                          -----------
shall not be a condition to Closing if the amount to cure or repair the matter is reasonably estimated at less than One Hundred Thousand Dollars ($100,000) in the aggregate and the Purchase Price is reduced accordingly (if the amount can be accurately determined) or a reasonable reserve is placed into escrow pending cure or repair or Buyer and Seller make other arrangements which are reasonable under the circumstances. In addition, Seller may elect to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action necessary to cure or repair can be completed during such delay period; provided that the reduction or escrow described in the preceding sentence shall apply to the extent any cure or repair is not completed within such delay period.

          6.2   PERFORMANCE OF AGREEMENTS.  Seller shall have performed in all
                --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

          6.3   FCC AND OTHER CONSENTS.
                -----------------------

                (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

          (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Seller.

          (c) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Station.

     6.4  ADVERSE PROCEEDINGS. Buyer shall not be subject to any ruling,
          -------------------
decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Station; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or shall have been threatened in writing and have a reasonable likelihood of success. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

     6.5  OPINION OF SELLER'S FCC COUNSEL.  Buyer shall have received from
          --------------------------------
Seller's FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

            (a)  The FCC Licenses listed on Schedule 3.8 are valid, in good
                                            ------------
standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for Seller to operate the Station in the manner in which the Station is currently being operated.

            (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station.

            (c) No proceedings are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the

Station or its operation, other than proceedings affecting the radio broadcasting industry in general.

          In rendering such opinion, counsel shall be entitled to rely upon Seller's representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

          6.6  OTHER CONSENTS.  Seller shall have obtained in writing and
               ---------------
provided to Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Station, the consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Buyer has elected to assume.

          6.7  DELIVERY OF CLOSING DOCUMENTS.  Seller shall have delivered or
               ------------------------------
caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.
                                     -----------

          6.8  NO CESSATION OF BROADCASTING.
               ----------------------------

               (a) Between the date hereof and the Closing Date, the Station shall not have for a period of more than ten (10) days in the aggregate (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of its normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level. Seller shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the non-fulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in Seller's notice shall be deemed waived by Buyer unless, within fifteen (15) days after Buyer's receipt of Seller's written notice, Buyer notifies Seller in writing to the contrary.

               (b) In addition, during the five (5) days immediately preceding the Closing Date, the Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Seller has no control. Seller or Buyer shall have the right to delay Closing for a period not to exceed thirty (30) days if Seller or Buyer reasonably determines that any action to restore the Station substantially all of its normal broadcasting capability can be completed during such delay period.

          6.9  ENVIRONMENTAL CONDITIONS.  The Environmental Assessment obtained
               -------------------------
by Buyer pursuant to Section 5.10 hereof shall not have disclosed any material
                     ------------
violation of any Environmental Law at the Real Property which is not removed or cured by Seller prior to Closing.

          6.10  TITLE INSURANCE COMMITMENT.  Title to the Real Property shall be
                ---------------------------
in fee simple, good and marketable and insurable at regular rates by Surety Title Agency, Inc., licensed in the State of Ohio, pursuant to the standard stipulations and conditions of the ALTA policy of owner's title insurance prescribed by the applicable regulatory authorities for the State of Ohio, free and clear of all liens and encumbrances except Permitted Encumbrances, as hereinafter defined. For purposes hereof, "Permitted Encumbrances" shall mean
(i) easements, restrictions, and other similar matters which will not adversely affect the use of the Real Property in the ordinary course of business; (ii) liens for taxes not due and payable or, that are being contested in good faith by appropriate proceedings; (iii) mechanics, materialmen's, carriers', warehousemen's, landlords' or other similar liens in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; (iv) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business: and (v) liens or mortgages that will be released at Closing; (vi) zoning ordinances and regulations, including statutes and ordinances relating to the liens of streets and to other municipal improvements, which will not adversely affect the use of the Real Property in the ordinary course of business. All costs associated with obtaining the standard ALTA policy of title insurance shall be shared equally by Seller and Buyer.

          6.11  SURVEY.  Within ten (10) business days after execution of this
                -------
Agreement, Seller shall provide Buyer with the originals or readable copies of any surveys of the Real Property in Seller's possession. All costs associated with updating such survey or preparing new surveys shall be paid by Buyer.

          6.12  DISCLAIMER OF CONDITION PRECEDENT.  Provided that Seller
                ----------------------------------
continues after the date of this Agreement to operate the Station in the ordinary course of business and in compliance with the provisions of this Agreement, then notwithstanding anything contained herein to the contrary, Buyer's obligation to close hereunder shall not be conditioned upon the absence, between the date hereof and the Closing Date, of a material adverse change in the Station's revenues, ratings, financial condition, assets, properties or prospects and such a material adverse change shall not relieve Buyer of its obligations to close hereunder; provided that nothing contained herein shall in any way diminish or affect any specific warranties and representations made by Seller in Article III.
          -----------

                                  ARTICLE VII

                          CONDITIONS PRECEDENT OF THE
                         OBLIGATION OF SELLER TO CLOSE
                         -----------------------------

     The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Seller in writing:

          7.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.
               -------------------------------------------

               (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

               (b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2
                                                                  -----------
are satisfied as of the Closing Date.

          7.2  PERFORMANCE OF AGREEMENTS.  Buyer shall have performed in all
               --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

          7.3.  FCC AND OTHER CONSENTS.
                -----------------------

                 (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC.

                 (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

                 (c) All other material authorizations, consents, approvals and clearances of all Federal, state and local governmental agencies required to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller.

          7.4  ADVERSE PROCEEDINGS.  Seller shall not be subject to any ruling,
               --------------------
decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby; and no litigation, proceeding or other action seeking to obtain any such ruling, decrees, order or injunction shall be pending or shall have been threatened in writing and have a reasonable likelihood of success. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

          7.5  DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE.  Buyer shall
               -------------------------------------------------
have delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3, and Seller shall
                                                   -----------
have received payment of the Purchase Price with the form of payment set forth in Section 2.5.
   -----------

                                  ARTICLE VIII

                                    CLOSING
                                    -------

          8.1  TIME AND PLACE.  The Closing shall take place at the offices of
               ---------------
Seller's counsel in Cleveland, Ohio, or at such other place as the parties agree, at 10:00 A.M. Eastern Time on the fifth business day following the last to occur of the following dates (the "Closing Date") (i) the date on which issuance of the FCC Order without any Material Adverse condition has become a Final Action; (ii) the date on which the FCC's grant of Seller's application for renewal of the FCC Licenses has become a Final Action; provided, however, that Buyer, at its sole option, may elect to close at any time after the expiration of any time period allowed for petitions to deny or other public comment with respect to Seller's application for renewal of the FCC Licenses.

          8.2  DOCUMENTS TO BE DELIVERED TO BUYER BY SELLER.  At the Closing,
               ---------------------------------------------
Seller shall deliver or cause to be delivered to Buyer the following:

               (a) Certified resolutions of the Board of Directors of the Managing General Partner of WHK LP and the Omni Group approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby.

               (b) The certificate required by Section 6.1(b).
                                               --------------

               (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

               (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

               (e) Limited warranty deeds and any other required instruments of transfer and conveyance transferring to Buyer the Real Property.

               (f) Executed mortgage satisfactions and any other documents required by the title insurance company under Section 6.10 as a condition to
                                              ------------
issuing the title insurance policy in the form required by Section 6.10.
                                                           ------------

          (g) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to all Station Agreements being assumed by Buyer.

          (h) An instrument assigning to Buyer all right, title and interest of Seller in the FCC Licenses, all pending applications relating to the station before the FCC, and any remaining Sale Assets not otherwise conveyed.

          (i) The opinion of Seller's FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5.
                        ------------

          (j) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all material consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

    8.3  DOCUMENTS TO BE DELIVERED TO SELLER BY BUYER.  At the Closing,
         ---------------------------------------------
Buyer shall deliver or cause to be delivered to Seller the following:

            (a) Certified resolutions of the Board of Directors of Buyer and Salem Communications Corporation approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

            (b)  The Purchase Price as set forth in Section 2.5.
                                                    -----------

            (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.

            (d)  The certificate required under Section 7.1(b).
                                                --------------

            (e) Such additional information and materials as Seller shall have reasonably requested.

                                   ARTICLE IX
                                   ----------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  -------------------------------------------
                                INDEMNIFICATION
                                ---------------

     9.1   SURVIVAL OF REPRESENTATION AND WARRANTIES.  All representations,
           ------------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Notwithstanding the foregoing, the provisions for survival and the making of claims shall not apply to the agreements whereby Buyer assumes the obligations under Subsection 8.3(c), each
                                                       -----------------
of which agreements shall be governed by its own terms.

          9.2   INDEMNIFICATION IN GENERAL.  Buyer and Seller agree that the
                ---------------------------
rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

          9.3  INDEMNIFICATION BY SELLER.
               --------------------------

               (a) Subject to the provisions of Subsection (b) below and
                                           --------------
Section 10.2 below, Seller shall indemnify and hold harmless Buyer and any
------------
officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, (collectively referred to herein or "Losses") relating to or arising out of:

               (i) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

               (ii) The ownership or operation by Seller of the Station or the Sale Assets on or prior to the Closing Date; or

               (iii) All other liabilities and obligations of Seller other than the Assumed Obligations; or

               (iv) Noncompliance by Seller with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby.

               (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Seller shall not be obligated until the aggregate amount of Losses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification of the entire amount in excess of Buyer's Threshold Limitation, provided that any amounts owed by Seller to Buyer under Subsection
                                                                    ----------
(a) (iv) above and Section 2.7 shall not be counted in determining whether
--------           -----------
Buyer's Threshold Limitation is satisfied, and Buyer shall have the right to recover any such payment without regard to such limitation. Notwithstanding anything contained herein to the contrary, if Closing occurs, Seller shall not be obligated to pay any amounts pursuant to this Section 9.3 in excess of the Purchase Price.

    9.4  INDEMNIFICATION BY BUYER.
         -------------------------

          (a)  Subject to the provisions of Subsection (b) below and Section
                                            --------------           -------
10.2 below, Buyer shall indemnify and hold harmless Seller and any officer,
----
director, agent, employee and affiliate thereof with respect to any and all Losses relating to or arising out of:

                    (i) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

                    (ii) The ownership or operation of the Station after the Closing Date; or

                    (iii) The Assumed Obligations and all other liabilities or obligations of Buyer.

          (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Buyer shall not be obligated to indemnify Seller pursuant to Subsection (a) above unless and until the aggregate amount of such Losses
--------------
exceeds Seller's Threshold Limitation, in which case Seller shall then be entitled to indemnification of the entire amount in excess of Seller's Threshold Limitation, provided that any payment owed by Buyer to Seller under Section 2.7
                                                                    -----------
shall not be counted in determining whether Seller's Threshold Limitation is satisfied, and Seller shall have the right to recover any such payment without regard to any such limitation. Notwithstanding anything contained herein to the contrary, if Closing occurs, Buyer shall not be obligated to pay any amounts pursuant to this Section 9.4 in excess of the Purchase Price.

    9.5  INDEMNIFICATION PROCEDURES.  In the event that an Indemnified Party
         ---------------------------
may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay,
                                   ----------
compromise, or defend such a claim without prejudice to any right it may have hereunder.

                     {THIS SPACE INTENTIONALLY LEFT BLANK.}

                                   ARTICLE X

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

          10.1  TERMINATION.  If Closing shall not have previously occurred,
                ------------
this Agreement shall terminate upon the earliest of:

                (a) the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

                     (i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

                     (ii) Either:

                          (A)  any of the representations or warranties
contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice or unless the accuracy of such representation or warranty is not a condition to closing; or

                          (B)  Any material obligation to be performed by Buyer
(if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                          (C)  Any material condition (other than those
referred to in foregoing Clauses (A) and (B)) to the obligation to close the
                         -----------     ---
transaction contemplated herein of the party giving such termination notice has not been timely satisfied, unless the failure of said condition to be satisfied was induced by the party giving such termination notice with the intended result of terminating the Agreement pursuant to this Clause (C); and
                                                              ----------

                   (iii) any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty
(20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

          (b) Written notice from Seller to Buyer, or from Buyer to Seller, at any time after March 31, 1997 provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

          (c) Written notice from Seller to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing if Seller or Buyer reasonably determine that approval to the assignment can not be obtained prior to March 31, 1997, even with diligent efforts; provided, however, only the party whose qualifications are not in issue may terminate this Agreement under this provision and only if such party has given the other sixty (60) days' prior written notice and the requirement for such hearing has not been set aside within that period.

          (d)  The written election by Buyer under Article XI.
                                                   ----------

   10.2   OBLIGATIONS UPON TERMINATION.
          ----------------------------

          (a)  In the event this Agreement is terminated pursuant to Section
                                                                     -------
10.1(a)(ii)(A) or (B), the aggregate liability of Buyer for breach hereunder
--------------    ---
shall be limited as provided in Subsections (c) and (e), below and the aggregate
                                -----------------------
liability for Seller for breach hereunder shall be limited as provided in Subsections (d) and (e), below. In the event this Agreement is terminated for
-----------------------
any other reason, neither party shall have any liability hereunder.

          (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement
(i) if such termination is effected by Buyer's giving of valid written notice to Seller pursuant to Subsections 10.1(a), (b), (c) or (d) , or (ii) if such
                   ------------------------------------
termination is effected by Seller's giving of valid written notice to Buyer pursuant to Subsections 10.1(a)(ii)(C), 10.1(b) or 10.1(c). If Buyer is
            ----------------------------------------------
entitled to the return of the Earnest Money, Seller shall cooperate with Buyer in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

          (c) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to Subsection 10.1(a)(ii)(A) or (B), Buyer
                                    --------------------------------
agrees that (i) Buyer shall pay Seller upon such termination, as liquidated damages and not as penalty, the sum ("Liquidated Damage Amount") of (A) Six Hundred Seventy Five Thousand Dollars ($675,000), plus (B) the amount of the Earnest Money; (ii) Seller shall be entitled to collect the Liquidated Damage Amount by receiving a disbursement from the Escrow Agent under the Escrow Agreement equal to the Earnest Money; and (iii) Seller shall be entitled to pursue any other remedy available to Seller at law or in equity to recover the full amount of the Liquidated Damage Amount from Buyer provided that the total monetary damages (including any amount received from the Escrow Agent under the Escrow Agreement) to which Seller shall be entitled shall not exceed the Liquidated Damage Amount. SELLER'S RECEIPT OF THE LIQUIDATED DAMAGE AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER

AND NOT A PENALTY, AND, EXCEPT AS PROVIDED IN SECTION 13.4, SHALL BE SELLER'S
                                              ------------
SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. EXCEPT AS PROVIDED IN SECTION 13.4, BUYER AND SELLER EACH ACKNOWLEDGE AND
                             ------------
AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

          (d) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentences, if this Agreement is terminated by Buyer's giving of written notice to Seller pursuant to Subsection
                                                                     ----------
10.1(a), Buyer shall not be entitled to damages or indemnification from Seller.
-------
Subject to the following sentence, if Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by its own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under Section 10.1(a) and Buyer does
                                                  ---------------
so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed Three Hundred Thousand Dollars ($300,000) in the aggregate. If a circumstance described in the preceding sentence should arise and if Buyer establishes that the action of Seller described therein was taken intentionally in order to allow Seller to sell or enter into negotiations to sell the Station to another party, the damages to which Buyer shall be entitled shall not be limited to direct and actual damages.

          (e) In any dispute between Buyer and Seller as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent.

               10.3  TERMINATION NOTICE.  Each notice given by a party pursuant
                     -------------------
 to Section 10.1 to terminate this Agreement shall specify the Subsection (and
    ------------
clause or clauses thereof) of Section 10.1 pursuant to which such notice is
                              ------------
given.

                                   ARTICLE XI
                                   ----------

                                    CASUALTY
                                    --------

          Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Station prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect to postpone the Closing until Seller's repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged Sale Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause the Station to be off the air for more than seven (7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs, incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

                                  ARTICLE XII

                               CONTROL OF STATION
                               ------------------

          Between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the operation of the Station or conduct of its business, all of which shall remain the sole responsibility and under the control of Seller, subject to Seller's compliance with this Agreement.

                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

          13.1   FURTHER ACTIONS.  From time to time before, at and after the
                 ----------------
Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

          13.2   ACCESS AFTER THE CLOSING DATE.  After the Closing and for a
                 ------------------------------
period of twelve (12) months, Buyer shall provide Seller, Seller's counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Station pertaining to transactions occurring prior to the Closing Date when requested by Seller, and Buyer shall retain such books and records for the normal document retention period of Buyer. At the request and expense of Seller, Buyer shall deliver copies of any such books and records to Seller .

     13.3 PAYMENT OF EXPENSES.
          --------------------

                 (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions
                        --------------
contemplated hereby shall be shared equally between Seller and Buyer.

                 (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be shared equally between Buyer and Seller.

                 (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

     13.4 SPECIFIC PERFORMANCE.  Seller acknowledges that the Station is of a
          --------------------
special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. Buyer acknowledges that certain transactions that Seller may enter into may be premised upon the consummation of the transaction contemplated by this Agreement and if Buyer breaches its obligations under this Agreement, the value of the Station to Seller could be adversely affected in an amount exceeding the Liquidated Damages Amount. Therefore, at Sellers option, in lieu of receiving the Liquidated Damages Amount as provided in Section 10.2(c), Seller shall be entitled to seek enforcement of this
   ---------------
Agreement by decree of specific performance or injunctive relief requiring Buyer to fulfill its obligations under this Agreement. In any action to equitably enforce the provisions of this Agreement, the other party shall waive the defense that there is an adequate remedy at law or equity and agrees that the party seeking equitable relief shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

     13.5 NOTICES.  All notices, demands or other communications given
          -------
hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

                      THIS SPACE INTENTIONALLY LEFT BLANK.

         (a)  if to Seller, to:

               OmniAmerica Communications, Inc.
               11111 Santa Monica Blvd., Suite 220
               Los Angeles, California  90025
               Attn:  Carl Hirsch, CEO

         Copy to:

               Howard Mandel, Esq.
               Thompson, Hine & Flory
               3900 Society Center
               127 Public Square
               Cleveland, Ohio  44114

         (b)  if to Buyer, to:


               Salem Communications Corporation
               4880 Santa Rosa Road, Suite 300
               Camarillo, California  93012
               Facsimile No.: (805) 482-7290
               Attention:  Jonathan L. Block, Esq.
                           Corporate Counsel

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date mailed, and
(ii) if personally delivered or otherwise sent as provided above, on the date received.

          13.5   ENTIRE AGREEMENT.  This Agreement, the Schedules and Exhibits
                 -----------------
hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof.

          13.6   BINDING EFFECT; BENEFITS.  Except as otherwise provided herein,
                 -------------------------
this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          13.7   ASSIGNMENT.  This Agreement and any rights hereunder shall not
                 -----------
be assignable by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Buyer may, at its own expense, without Seller's prior written consent, assign its rights and obligations to acquire the Real Property to Edward G. Atsinger III and Stuart W. Epperson, or trusts or limited partnerships created for their benefit and/or the benefit of their spouses and their issue, so long as (i) no delay results in the Closing Date (ii) no extra expense results to Seller, and
(iii) Buyer remains liable for indemnification of Seller in respect of all Assumed Obligations in respect of the Real Property.

          13.8   GOVERNING LAW.  This Agreement shall in all respects be
                 --------------
governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

          13.9  BULK SALES.  Buyer hereby waives compliance by Seller with the
                -----------
provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Seller shall, in accordance with Article IX, indemnify and hold
                                                 ----------
Buyer harmless from and against any and all claims made against Buyer by reason of such non-compliance.

          13.10  AMENDMENTS AND WAIVERS.  No term or provision of this Agreement
                 -----------------------
may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

          13.11  SEVERABILITY.  Any provision of this Agreement which is
                 -------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

          13.12   HEADINGS.  The captions in this Agreement are for convenience
                  ---------
of reference only and shall not define or limit any of the terms or provisions hereof.

          13.13  COUNTERPARTS.  This Agreement may be executed in any number of
                 -------------
counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.14  REFERENCES.  All references in this Agreement to Articles and
                 -----------
Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

          13.15  SCHEDULES AND EXHIBITS.  Unless otherwise specified herein,
                 -----------------------
each Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

             IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

"SELLER"                                           "BUYER "

OMNIAMERICA GROUP                       INSPIRATION MEDIA OF OHIO, INC.




By: /s/ Carl Hirsch                      By: /s/ Eric H. Halvorson
   ----------------------------              ----------------------------
        Carl Hirsch                              Eric H. Halvorson
        Chief Executive Officer                  Executive Vice President


WHK LICENSE PARTNERSHIP


By: /s/ Carl Hirsch
   ----------------------------
        Carl Hirsch
        Chief Executive Officer

                                    GUARANTY

Salem Communications Corporation ("Guarantor") hereby absolutely and unconditionally guarantees the following (the "Guaranteed Obligations"):

          (a) the punctual and full payment when due of all the obligations of Buyer in connection with the Documents; it being the intention of Guarantor that this guaranty be an absolute and unconditional guarantee of payment; and

          (b) the performance and observance by Buyer of all its obligations and covenants under the Documents.

Guarantor further agrees that the guaranty will not be discharged or affected by the fact that the Guaranteed Obligations or any of them shall be invalid or unenforceable for any reason. The guaranty shall be liberally construed in favor of Seller. Guarantor hereby waives any right to require payment of the Guaranteed Obligations by Buyer, or to require Seller to proceed against any collateral or escrow for the Guaranteed Obligations, or to require any action or proceeding against Buyer on the Guaranteed Obligations, or otherwise to require Seller to exhaust any and all remedies against Buyer or any other person before proceeding against Guarantor on the guaranty.

                                          SALEM COMMUNICATIONS CORPORATION



                                          By: /s/ Eric H. Halvorson
                                              -------------------------
                                                  Eric H. Halvorson
                                                  Executive Vice President